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                                                                  Exhibit 3.2

           AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NEWCO


                             LANDMARK MERGER COMPANY

                    CERTIFICATE OF AMENDMENT AND RESTATEMENT

                                       OF

                          CERTIFICATE OF INCORPORATION



         I, Patrick A. Alexander, President of Landmark Merger Company., a corporation organized on April 19, 2001 (the "Corporation"), and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended, DO HEREBY CERTIFY THAT:

         1. The Certificate of Incorporation of the Corporation has been amended and restated as set forth on Exhibit A hereto.

         2. The foregoing Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware, as amended, by the written consent of the Board of Directors of the Corporation in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware, as amended.

         3. The foregoing Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware, as amended, by the written consent of the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Patrick A. Alexander, its President, as of this [___] day of [___________], 2001.

                                                    LANDMARK MERGER COMPANY



                                                    By:
                                                        ------------------------
                                                        Patrick A. Alexander
                                                        President


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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            LANDMARK BANCSHARES, INC.



                                    ARTICLE 1

                                      NAME

         The name of the corporation is Landmark Bancshares, Inc.

                                    ARTICLE 2

                           REGISTERED OFFICE AND AGENT

         The address of the corporation's registered office in the State of Delaware is 30 Old Rudnick Lane, Suite 100, in the City of Dover, 19901, County of Kent. The name of the corporation's registered agent at such address is Lexis Document Services Inc.

                                    ARTICLE 3

                                     PURPOSE

         The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time, or any successor thereto.

                                    ARTICLE 4

                                AUTHORIZED STOCK

         A. CAPITAL STOCK. The total number of shares of stock which the corporation shall have authority to issue is Three Million (3,000,000) shares of Common Stock, par value of $0.01 per share, and Two Hundred Thousand (200,000) shares of Preferred Stock, par value of $0.01 per share.

         B. PREFERRED STOCK. The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors of the corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, to fix

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the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

         C. UNCLAIMED DIVIDENDS. Any and all rights, title, interest and claim in and to any dividends declared by the corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned, and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

                                    ARTICLE 5

                                     BYLAWS

         The bylaws of the corporation may be amended, altered or repealed by the stockholders of the corporation, PROVIDED, HOWEVER, that such amendment, alteration or repeal is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of stock of the corporation then entitled to vote generally in the election of directors. The bylaws may also be amended, altered or repealed by a majority of the directors then in office.

                                    ARTICLE 6

                                   AMENDMENTS

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of stock of the corporation then entitled to vote generally in the election of directors (or such greater proportion as may otherwise be required pursuant to any specific provision of this certificate of incorporation) shall be required to amend, repeal or adopt any provisions inconsistent with Article 5 (Bylaws), Article 6 (Amendments), Article 7 (Indemnification), Article 8 (Personal Liability of Directors), Article 9 (Board of Directors), Article 10 (Additional Voting Requirements), Article 11 (Stockholders' Action), Article 12 (Special Meetings of Stockholders), Article 14 (Business Combinations with Interested Stockholders) and Article 15 (Stockholder Nominations and Proposals).

                                    ARTICLE 7

                                 INDEMNIFICATION

         Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another


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enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article shall apply to or have any effect on the rights of any individual referred to in this Article for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

                                    ARTICLE 8

                         PERSONAL LIABILITY OF DIRECTORS

         To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

                                    ARTICLE 9

                               BOARD OF DIRECTORS

         The business and affairs of the corporation shall be under the direction of a board of directors. The number of directors constituting the entire board of directors shall not be less than eight nor more than fifteen as fixed from time to time by resolution of not less than two-thirds (2/3) of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the corporation, PROVIDED, HOWEVER, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and PROVIDED FURTHER, that the number of directors constituting the entire board of directors shall be ten until otherwise fixed as described immediately above.

         A. ELECTION OF DIRECTORS. The directors of the corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year. Directors of Class I shall hold office for an initial term expiring at the 2002 annual meeting, directors of Class II shall hold office for an initial term expiring at the 2003 annual meeting and directors of Class III shall hold office for an initial term expiring at the 2004 annual meeting.

         At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. In the event of any change in the authorized number of directors, each director then continuing to serve as such shall continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior resignation, disqualification, disability or removal. There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.


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         B. NEW DIRECTORSHIPS; VACANCIES. Any vacancies on the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by only by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors may be allocated to any such class the board of directors selects in its discretion.

         C. REMOVAL. A director may be removed only for cause as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of stockholders or at a special meeting of the stockholders called expressly for that purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or willful misconduct in the performance of such director's duty to the corporation and such adjudication is no longer subject to direct appeal.

                                   ARTICLE 10

                         ADDITIONAL VOTING REQUIREMENTS

         A. ACTIONS SUBJECT TO REQUIREMENTS. Except as otherwise expressly provided in paragraph C of this Article and notwithstanding any other provision of this certificate of incorporation:

                  (i) any merger or consolidation of the corporation or of any Subsidiary with or into any other corporation;

                  (ii) any sale, lease, exchange or other disposition by the corporation or any Subsidiary of assets constituting all or substantially all of the assets of the corporation and its Subsidiaries taken as a whole to or with any other corporation, person or other entity in a single transaction or a series of related transactions;

                  (iii) any issuance or transfer by the corporation or any Subsidiary, of any voting securities of the corporation (except for voting securities issued pursuant to a stock option, purchase, bonus or other plan for natural persons who are directors, employees, consultants and/or agents of the corporation or any Subsidiary) to any other corporation, person or other entity in exchange for cash, assets or securities or a combination thereof;

                  (iv) the voluntary dissolution of the corporation; and

                  (v) the amendment, alteration, change or repeal of this Certificate of Incorporation;


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shall require the affirmative vote of the holders of shares having at least two-thirds (2/3) of the voting power of all outstanding stock of the corporation entitled to vote thereon. Such affirmative vote shall be required notwithstanding the fact that no vote or a lesser vote may be required, or that some lesser percentage may be specified by law or otherwise in this certificate of incorporation or by the bylaws of the corporation.

         B. DEFINITIONS. For purposes of this Article, the term "Subsidiary" means any entity in which the corporation beneficially owns, directly or indirectly, more than 80% of the outstanding voting stock. The phrase "voting security" as used in paragraph A of this Article shall mean any security which is (or upon the happening of any event, would be) entitled to vote for the election of directors, and any security convertible, with or without consideration into such security or carrying any warrant or right to subscribe to or purchase such a security.

         C. EXCEPTIONS. The provisions of this Article shall not apply to any transaction described in clauses (i), (ii), (iii), (iv) or (v) of paragraph A of this Article: (i) approved at any time prior to its consummation by resolution adopted by not less than two-thirds (2/3) of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation; or (ii) if any transaction described in such paragraph A is with any corporation of which a majority of the outstanding shares of all classes of stock is owned of record or beneficially by the corporation; or (iii) which is a merger with another corporation without action by the stockholders of the corporation to the extent and in the manner permitted from time to time by the law of the State of Delaware.

         D. CONSTRUCTION. The interpretation, construction and application of any provision or provisions of this Article and the determination of any facts in connection with the application of this Article, shall be made by the affirmative vote of not less than two-thirds (2/3) of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation. Any such interpretation, construction, application or determination, when made in good faith, shall be conclusive and binding for all purposes of this Article.

                                   ARTICLE 11

                              STOCKHOLDERS' ACTION

         Subject to the rights of holders of any class or series of preferred stock, any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or special meeting of the holders of capital stock of the corporation and may not be effected by any consent in writing by such holders.

                                   ARTICLE 12

                        SPECIAL MEETINGS OF STOCKHOLDERS

         Special meetings of the stockholders may only be called by a majority of the directors then in office.


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                                   ARTICLE 13

                            NON-STOCKHOLDER INTERESTS

         In connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders when evaluating a proposal by another person or persons to make a tender or exchange offer for any equity security of the corporation or any subsidiary, to merge or consolidate with the corporation or any subsidiary or to purchase or otherwise acquire all or substantially all of the assets of the corporation or any subsidiary, the board of directors of the corporation may consider all of the following factors and any other factors which it deems relevant: (A) the adequacy of the amount to be paid in connection with any such transaction; (B) the social and economic effects of the transaction on the corporation and its subsidiaries and the other elements of the communities in which the corporation or its subsidiaries operate or are located; (C) the business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the corporation and its subsidiaries and the other elements of the communities in which the corporation and its subsidiaries operate or are located; (D) the competence, experience, and integrity of the acquiring person or persons and its or their management; and
(E) any antitrust or other legal or regulatory issues which may be raised by any such transaction.

                                   ARTICLE 14

               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

         The provisions of Section 203 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended or as such
Section 203 may hereafter be renumbered or recodified ("Section 203"), will be deemed to apply to the corporation, and the corporation shall be subject to all of the restrictions set forth in such Section 203.

                                   ARTICLE 15

                      STOCKHOLDER NOMINATIONS AND PROPOSALS

         Stockholder nominations of persons for election as directors of the corporation and stockholder proposals with respect to business to be conducted at an annual meeting of stockholders must, in order to be voted upon, be made in writing and delivered to the secretary of the corporation on or before thirty
(30) days (or such other period as may be established in the bylaws) in advance of the first anniversary date (month and day) of the previous year's annual meeting.


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                                   ARTICLE 16

                   ARRANGEMENTS WITH CREDITORS OR STOCKHOLDERS

         Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.


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